Exhibit 10.18

INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2022, is made by and among FTAI Infrastructure Inc., a Delaware corporation (the “Company”), each of the Parties listed on Exhibit A hereto from time to time as an “Investor” and any Transferees who become party hereto in accordance with this Agreement (each, an “Investor” and, collectively, the “Investors” and, together with the Company, the “Parties”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings specified in Section 6.1.

PRELIMINARY STATEMENTS

A.          Concurrently with the execution and delivery hereof, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, an aggregate of 300,000 shares of Series A Senior Preferred Stock of the Company (the “Series A Preferred Stock”) on the terms and subject to the conditions set forth in each of the Subscription Agreements (as defined below).

B.          The Company has filed with the Secretary of State of the State of Delaware on [●], 2022 (i) the Amended and Restated Certificate of Incorporation of the Company (as may be amended, amended and restated or otherwise modified from time to time, the “Certificate of Incorporation”), which, among other things, sets forth certain restrictions and limitations on transfer of the Company’s common stock, preferred stock, warrants, rights, options and other interests that would be treated as “stock” of the Company, as more fully set forth therein, and (ii) the Certificate of Designations, which sets forth certain designations, rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock.

C.          The Parties each desire to enter into this Agreement to, among other things, establish certain additional rights, preferences, powers, qualifications, restrictions and limitations of the Company’s common stock, preferred stock, warrants, rights, options and other interests that would be treated as “stock” of the Company and address herein certain relationships among themselves.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

RESTRICTIONS ON TRANSFER OF SERIES A PREFERRED STOCK

SECTION 1.1          Transfers Generally. Any Transfer of Preferred Stock not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

SECTION 1.2          Permitted Transfers.

(a)          Notwithstanding anything in this Agreement to the contrary, each Holder may Transfer any Preferred Stock (a “Permitted Transfer”) to any Person (each such Person, a “Prospective Transferee”) other than a Disqualified Transferee; provided, that each such Prospective Transferee shall be a (i) “United States person” as defined in section 7701(a)(30) of the Code or (ii) “foreign government” within the meaning of section 892 of the Code that is eligible for, and claiming the benefits of, the exemption from taxation under section 892 of the Code, and shall provide to the Company a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or appropriate IRS Form W-8 claiming complete exemption from dividend withholding tax before such Transfer shall be effective; provided, further, that no Transfer shall be made in violation of the Securities Act or any applicable state securities Laws or that results (or could reasonably be expected to result) in the Company being required to register the Preferred Stock pursuant to applicable securities Laws. In connection with any Permitted Transfer and as a condition thereto, such Prospective Transferee shall execute and deliver to the Company a Preferred Holder Joinder, in substantially the form attached hereto as Exhibit B, at the time of or prior to any Transfer (unless such Prospective Transferee is a Holder before giving effect to such Transfer) and shall thereafter be party to this Agreement in accordance with its term and conditions.

(b)          Notwithstanding Section 1.2(a), if an Event of Noncompliance or a Mandatory Redemption Event occurs, then the Preferred Stock shall be freely transferable by any Holder without regard to whether the Prospective Transferee is a Disqualified Transferee (but any such Transfers shall remain subject to the other requirements of Section 1.2(a)).

(c)          The Company shall keep at its principal office a register for the registration of the Preferred Stock. Upon the surrender of any certificate (if the shares are certificated) or book-entry record representing any Preferred Stock at the Company’s principal office, the Company shall, upon the request of the Holder of such certificate or book-entry record, promptly (but in any event within three (3) Business Days after such request) prepare, execute and deliver (at the Company’s expense) new certificates or book-entry record in exchange therefor representing Preferred Stock with an aggregate Stated Value represented by the surrendered certificate or book-entry record. Such certificate or book-entry record shall be registered in the name requested by the Holder of the surrendered certificate or book-entry record and shall represent the Stated Value of the Preferred Stock as is requested by the Holder of the surrendered certificate or book-entry record. Dividends shall accumulate on the aggregate Stated Value of the Preferred Stock represented by such new certificate or book-entry record from the date on which Dividends have been fully paid on the aggregate Stated Value of the Preferred Stock represented by the surrendered certificate or book-entry record. The issuance of such new certificate or book-entry record shall be made without charge to the Holders, and the Company shall pay for any cost incurred by the Company in connection with such issuance, including any documentary, stamp and similar issuance or transfer tax in respect of the preparation, execution and delivery of such new certificate or book-entry record pursuant to this Section 1.2(c). All transfers and exchanges of Preferred Stock shall be made promptly by direct registration on the books and records of the Company and the Company shall take all such other actions as may be required to reflect and facilitate all transfers and exchanges not prohibited by this Section 1.2(c).

(d)          Upon receipt of evidence reasonably satisfactory to the Company (it being understood that an affidavit of the applicable Holder in form and substance reasonably satisfactory to the Company shall constitute such evidence) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(e)          Unless otherwise agreed to by the Company and the applicable Holder, each certificate or book-entry record representing Preferred Stock shall bear a restrictive legend in substantially the form attached hereto as Annex I and shall be subject to the restrictions set forth therein. In addition, such certificate or book-entry record may have notations, additional legends or endorsements required by Law, exchange rules or agreements to which the Company and any Holder (in its capacity as a Holder) is subject, if any.

SECTION 1.3          Exemption from Certain Transfer Restrictions.

(a)          The Parties acknowledge the restrictions on Transfer set forth in the Fifteenth Article of the Certificate of Incorporation.  The Parties further acknowledge and agree that such restrictions do not apply if the transferor or the transferee obtains the written approval of the Board of Directors.  For purposes of this Section 1.3, the terms “Transfer”, “Person”, “Prohibited Transfer”, “Corporation Securities” and “Substantial Shareholder” shall have the meanings ascribed to such terms in the Certificate of Incorporation.

(b)          Treatment of Preferred Stock and Warrants.

(i)          Subject to the requirements of this Agreement, the Company agrees and acknowledges that any Transfer restrictions and limitations of Corporation Securities set forth in the Certificate of Incorporation, including without limitation those set forth in the Fifteenth Article or any successor provisions thereof, shall not apply to the Contemplated Preferred-Related Securities.  The Company represents and warrants to the Investors that the Board of Directors has provided written approval that any Transfer restrictions and limitations of Corporation Securities set forth in the Certificate of Incorporation, including without limitation those set forth in the Fifteenth Article or any successor provisions thereof, shall not apply to the Contemplated Preferred-Related Securities (whether Transferred by an Investor or another transferee of such Contemplated Preferred-Related Securities).

(ii)          Accordingly, the Company acknowledges and agrees that any Transfer of Contemplated Preferred-Related Securities shall not constitute a Prohibited Transfer (whether Transferred by an Investor or another transferee of such Contemplated Preferred-Related Securities).

(iii)          “Contemplated Preferred-Related Securities” means Corporation Securities issued to the Investors pursuant to the Subscription Agreements, including any shares of Preferred Stock, the Warrants and the Warrant Shares.

(c)          Permitted Acquisitions.

(i)          The Company acknowledges and agrees that any transfer restrictions and limitations of Corporation Securities set forth in the Certificate of Incorporation, including without limitation those set forth in the Fifteenth Article or any successor provisions thereof, shall not apply to the acquisition by the holder of any Contemplated Preferred-Related Securities of additional Corporation Securities to the extent such Person’s Percentage Stock Ownership (excluding the portion of such amount attributable to the Contemplated Preferred-Related Securities) does not exceed 4.8% (“Permitted Acquisitions”); provided, that the foregoing agreement shall not apply to the extent that each such Permitted Acquisition would result in an “ownership change” of the Company within the meaning of Section 382 of the Code and the Treasury Regulations thereunder, which for this purpose, shall (i) be calculated by replacing the fifty (50) percent threshold set forth in Section 382(g)(1)(A) with forty-five (45) percent and (ii) assume that the Contemplated Preferred-Related Securities are not stock described in Section 1504(a)(4) of the Code. The Company represents and warrants to the Investors that the Board of Directors has provided written approval that any Transfer restrictions and limitations of Corporation Securities set forth in the Certificate of Incorporation, including without limitation those set forth in the Fifteenth Article or any successor provisions thereof, shall not apply to Permitted Acquisitions as provided in the preceding sentence.

(ii)          Accordingly, the Company acknowledges and agrees that any Permitted Acquisition shall not constitute a Prohibited Transfer and the owners of Contemplated Preferred-Related Securities shall not constitute Substantial Shareholders unless and until their respective ownership of Corporation Securities (excluding Contemplated Preferred-Related Securities) results in a Percentage Stock Ownership of 4.8% or more; provided, that the foregoing agreement shall not apply to the extent that each such Permitted Acquisition would result in an ownership change within the meaning of Section 382 of the Code and the Treasury Regulations thereunder, which for this purpose, shall (i) be calculated by replacing the fifty (50) percent threshold set forth in Section 382(g)(1)(A) with forty-five (45) percent and (ii) assume that the Contemplated Preferred-Related Securities are not stock described in Section 1504(a)(4) of the Code.

(d)          Third-Party Beneficiaries. Notwithstanding anything in this Agreement to the contrary, each transferee of Contemplated Preferred-Related Securities shall be an express third party beneficiary of the Company’s agreements and obligations under this Section 1.3 and shall be entitled to enforce such agreements and obligations as if it were a named party to this Agreement solely with respect to Section 1.3 hereof.

(e)          Notice and Cooperation. Subject to applicable law and other contractual agreements applicable to the Investor, each Investor agrees to use good faith efforts to provide the Company with written notice of any additional Corporation Securities acquired by such Investor prior to entering into a binding agreement to acquire such Securities (the “Signing Date”); provided, however, that the sole and exclusive consequence of the breach by an Investor of the foregoing covenant shall be the potential for such acquisition to be deemed void ab initio in whole or in part by reason of the operation of the Certificate of Incorporation as modified by any applicable waivers thereto provided by the Company to such Investor. If, notwithstanding such obligation, such Investor did not provide the Company with such prior written notice, such Investor agrees to provide written notice to the Company of such potential acquisition within five (5) days of the Signing Date; provided that, for the avoidance of doubt, the failure to provide such timely notice shall not result in any monetary damages.  In addition, each Investor agrees to provide written notice to the Company within five (5) days of any Transfer of the Contemplated Preferred-Related Securities; provided that, for the avoidance of doubt, the failure to provide such timely notice shall not result in any monetary damages.  The Company agrees to promptly (within two (2) days) provide to any requesting Investor the Company’s then current percentage ownership shift for purposes of Section 382(g)(1) of the Code assuming that the Contemplated Preferred-Related Securities are not stock described in Section 1504(a)(4) of the Code.

ARTICLE II

RIGHTS TO FUTURE ISSUANCES

SECTION 2.1          Grant. Subject to the terms and conditions of this Article II and applicable securities Laws, if the Company or an Intermediate Holding Company proposes to offer or sell any New Securities, the Company shall (or, if applicable, shall cause such Intermediate Holding Company) first offer such New Securities to the Investors. An Investor shall be entitled to apportion the right of first offer hereby granted to it, in such proportions as it deems appropriate, among itself and its Affiliates.  In furtherance of the foregoing, the Board of Directors shall provide written approval that any restrictions and limitations set forth in the Certificate of Incorporation, including without limitation those set forth in the Fifteenth Article or any successor provisions thereof, shall not apply to the Investors’ purchase of the New Securities.

SECTION 2.2          Notice. The Company shall (or, if applicable, shall cause such Intermediate Holding Company to) give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number or principal amount, as applicable, of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

SECTION 2.3          Exercise. By notification to the Company within ten (10) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals (x) the aggregate amount or principal amount, as applicable, of New Securities proposed to be offered and sold by the Company, multiplied by (y) the Investor’s Pro Rata Share. At the expiration of such ten (10) day period, the Company shall (or, if applicable, shall cause such Intermediate Holding Company to) promptly and in any event within two (2) Business Days, in writing, notify each Investor electing to purchase all the New Securities available to it (each such Investor, a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise and the number or principal amount, as applicable, of New Securities that remain unsubscribed for (such notice, an “Oversubscription Offer Notice”). By notification to the Company within ten (10) days after an Oversubscription Offer Notice is given, each Fully-Exercising Investor may elect to purchase or otherwise acquire, at the same price and on the same term specified in the Offer Notice, up to a portion of New Securities which equals (x) the aggregate amount or principal amount, as applicable, of New Securities that remain unsubscribed for, multiplied by (y) such Fully-Exercising Investor’s Pro Rata Share; provided, that each Fully-Exercising Investor shall also be entitled to notify the Company of its election to purchase or otherwise acquire, at the same price and on the same term specified in the Offer Notice, any additional New Securities, and if the Fully-Exercising Investors elect to purchase or otherwise acquire more than the total number or principal amount, as applicable, of New Securities available for purchase, then such New Securities not subscribed for by other Fully-Exercising Investors shall be allocated among the Fully-Exercising Investors electing to acquire in excess of their Pro Rata Share in accordance with the amounts so elected. The closing of any sale or issuance, as applicable, pursuant to this Section 2.3 shall occur at such time and on such date as shall be determined by the Company (in its sole discretion) within the earlier of ninety (90) days of the date that the Offer Notice is given and the date of initial sale or issuance, as applicable, of New Securities pursuant to Section 2.4; provided, that if a notice is given either by the Company or by an Investor pursuant to Section 2.5, the closing of a sale or issuance, as applicable, pursuant to this Section 2.3 shall occur within five (5) Business Days after the satisfaction of all Regulatory Approval Conditions.  Each electing Investor shall duly execute and deliver any document reasonably requested by the Company in connection with this Article II.

SECTION 2.4          Sale or Issuance of New Securities. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 2.3, the Company (or such Intermediate Holding Company) may, during the ninety (90) day period following the expiration of the periods provided in Section 2.3, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price equal to or greater than the price specified in the Offer Notice, and upon terms no more favorable to such Persons than those specified in the Offer Notice. If the Company (or such Intermediate Holding Company) does not enter into an agreement for the sale or issuance, as applicable, of the New Securities within such period, or if the transactions contemplated by such agreement are not consummated within forty five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered or sold unless first reoffered to the Investors in accordance with this Article II.

SECTION 2.5          Regulatory Approval Conditions. If, as a result of the exercise of a right pursuant to this Article II, (i) the Investors notify the Company within ten (10) days of their exercise of such right that the Investors reasonably believe a Regulatory Approval Condition may apply, or (ii) the Company notifies the Investors within (10) days of the Investors’ exercise of such right that the Company reasonably believes a Regulatory Approval Condition may apply, then the Investors and the Company shall cooperate in good faith to determine the applicability of any such Regulatory Approval Condition and use (and cause their respective Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions reasonably necessary or advisable on their part to cause the satisfaction of any such Regulatory Approval Condition, including by (x) furnishing the other with all information concerning itself and its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Investors, or the Company or any of their respective Affiliates to any Governmental Authority in connection with such exercise; and (y) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, clearances, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate such purchase of New Securities. Notwithstanding anything to the contrary herein, in no event shall any transaction whereby the Company (or such Intermediate Holding Company) sells any New Securities to the Investors pursuant to this Article II occur without the written consent of the Majority Holders and the Company unless and until the satisfaction of all Regulatory Approval Conditions that either such Person reasonably determines are applicable to such purchase of New Securities. The costs and expenses of all activities required pursuant to this Section 2.5 shall be borne by the Person or Persons incurring such costs and expenses.  The deadlines set forth in Section 2.3 shall be tolled until five (5) Business Days following the satisfaction of any Regulatory Approval Conditions.

SECTION 2.6          Exceptions. The right of first offer in this Article II shall not be applicable to securities or indebtedness, as applicable, issued (a) as a result of any stock or equity split (or reverse split) of the Company effected on a pro rata basis among all securities of the same class or series, (b) as a dividend or distribution on Preferred Stock, (c) pursuant to the Subscription Agreement, (d) to Persons as direct consideration for the acquisition of another corporation or other entity, or the acquisition of a line of business or of assets of another corporation or other entity, by the Company or any of its subsidiaries, by stock purchase, merger, purchase of all or substantially all assets or other reorganization, (e) in connection with the Spin-Off (as defined in the Subscription Agreement) pursuant to the Senior Debt Agreement or (f) upon the conversion or exchange of any other securities that were (i) offered to the Investors pursuant to this Article II or (ii) exempt from this Article II; in each case for clauses (a) – (f), such issuances shall be subject to the terms of the Certificate of Designations.

ARTICLE III

KEY TEAM CONSULTATION RIGHT

SECTION 3.1          Key Person Event. If, at any time during the term of this Agreement, any Key Person or Replacement Investment Professional ceases to spend such amount of such individual’s business time as such individual spent on average for the year prior to the date of this Agreement (except in the case of a Replacement Investment Professional, which shall instead be measured by the business time such individual spent on average for the immediate 12 months prior to the commencement of the Key Person Event) or ceases to principally spend such individual’s business time on the affairs of the Company, then a “Key Person Event” shall be deemed to have occurred.

SECTION 3.2          Key Person Consultation Right. Promptly following the occurrence of a Key Person Event, but in any event not later than ten (10) days thereafter, the Company shall notify the Key Holders in writing of such Key Person Event and shall consult with the Key Holders in good faith with respect to the replacement of such Key Person. Any replacement of a Key Person shall be thereafter deemed a “Replacement Investment Professional”.

SECTION 3.3          Manager Event. If, at any time during the term of this Agreement, Fortress enters into any assignment, subcontract, transfer or similar arrangement relating to rights or obligations under the Management Agreement (other than immaterial rights or obligations) with, or otherwise involving, a third party, then a “Manager Event” shall be deemed to have occurred and such arrangement shall be deemed to be a “Manager Event Arrangement”.

SECTION 3.4          Manager Event Consultation Right. Prior to the occurrence of a Manager Event, the Company and/or Fortress shall notify the Key Holders in writing of such Manager Event, consult the Key Holders in good faith on the decision to enter into a Manager Event Arrangement and on the potential counterparty to such Manager Event Arrangement, and provide the Key Holders with such background information relating to such counterparty as may be reasonably requested by the Key Holders.

ARTICLE IV
CERTAIN COVENANTS

SECTION 4.1          Information Rights. Subject to Section 4.1(d), without the prior affirmative vote or written consent of the Majority Holders approving such action or omission, the Company shall, so long as any Preferred Stock remains outstanding, furnish to the Investors:

(a)          Within one hundred and twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by an independent certified public accountant of recognized national standing; provided, that the obligations under this Section 4.1(a) may be satisfied with respect to any financial statements of the Company by (x) furnishing such financial statements of the Company under the Senior Debt Agreement or (y) the filing of the Company’s Form 10-K or 10-Q, as applicable, with the SEC or any securities exchange, in each case, within the time periods specified in this Section 4.1(a);

(b)          Within fifty (50) days (or, in the case of the fiscal quarter ending [●], 2022, within seventy five (75) days) after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments; and (y) not contain all notes thereto that may be required in accordance with GAAP); provided, that the obligations under this Section 4.1(b) may be satisfied with respect to any financial statements of the Company by furnishing such financial statements of the Company under the Senior Debt Agreement or the filing of the Company’s Form 10-K or 10-Q, as applicable, with the SEC or any securities exchange, in each case, within the time periods specified in this Section 4.1(b). Notwithstanding the forgoing, the obligation to provide unaudited statements of income and cash flows for the Company’s fourth fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter may be satisfied by such statements of income and cash flows for the Company’s fiscal year in which the fourth fiscal quarter falls and such balance sheet as of the end of such fiscal year, whether audited or unaudited, in each case furnished within ninety (90) days after the end of such fiscal year; and

(c)          Notices (other than notices delivered for immaterial administrative purposes) and information provided to any lender under the Senior Debt Agreement (including, for the avoidance of doubt, any reports or information delivered to the administrative agent, trustee or other similar agent acting on behalf of such holders or lenders) at substantially the same times and in the same manner (the Company may fulfill its obligations under this Section 4.1(c) by causing each Investor to have access to any website by which the Company provides information to any lender under the Senior Debt Agreement); provided, that, the Company shall have no obligation to deliver any such information or materials if such information or materials are publicly available at the time of delivery to the Investors; provided further, that the Company shall have no obligation to and shall not deliver any such information or materials unless with respect to any applicable Investor, such Investor, by advance written notice to the Company, has elected to receive such information or materials (and such notice has not been rescinded or revoked in a subsequent written notice provided by such Investor to the Company).

(d)          Notwithstanding the foregoing, (i) an Investor may direct the Company in writing not to furnish some or all of such information to it and the Company agrees not to furnish such information to such Investor until directed otherwise in writing by such Investor and (ii) unless otherwise directed in writing by an Investor, the Company shall not, pursuant to this Agreement, provide any Investor with any information that the Company reasonably believes (following consultation with counsel, which may be internal or external counsel), to be material non-public information; provided, that the Company shall not be required to make any such determination with respect to information required to be provided to any Investor pursuant to Section 4.1(c).1

1 NTD: Effective at Closing, Ares directs the Company not to furnish it with any material nonpublic information until it directs otherwise.

SECTION 4.2          Confidentiality. Each Holder shall treat confidentially, and shall cause its Affiliates and subsidiaries and direct its Representatives to treat confidentially all confidential information received pursuant to, and in accordance with, this Agreement and the Certificate of Designations (including but not limited to, any confidential information provided pursuant to Section 4.1 hereof, any Offer Notice received pursuant to Section 2.2 hereof, and any confidential information provided pursuant to Section 7, Section 8 and Section 13 of the Certificate of Designations, and, for the avoidance of doubt, such confidential information shall not include any information (i) that was already known to such Holder, its Affiliates, or their respective Representatives prior to disclosure under this Agreement or the Certificate of Designations, as applicable, (ii) that is or becomes known or available to such Holder, its Affiliates, or their respective Representatives on a non-confidential basis from a source other than the Company or its Representatives (provided that, such Holder, its Affiliates, or their respective Representatives do not have actual knowledge that the source is bound by a confidentiality agreement with, or other obligation of secrecy to, the Company or its Representatives with respect to such information or is otherwise prohibited from transmitting the information to such Holder, its Affiliates or their respective Representatives by law), or (iii) that is developed independently without relying on any confidential information received pursuant to, and in accordance with, this Agreement) that is not publicly available at the time of receipt until the earlier of (a) 18 months from the date of receipt of such confidential information, (b) such time that such confidential information becomes publicly available other than by reason of a breach of this Section 4.2 by such Holder or any of its respective Affiliates or subsidiaries and its respective Representatives; provided, that such information may be disclosed by any Holder to (A) another Holder, (B) any Affiliate of such Holder and its and their respective Representatives, including internal and external advisors, in any such case on a “need to know” basis, and (C) any Person to which the Holder is then-entitled to Transfer Preferred Stock, in each case, if the applicable recipient has been informed by Holder of the confidential nature of such information and has been advised of their obligation to keep such information confidential; provided, further, that if any Holder discloses any information pursuant to this Section 4.2 to any Person, then such Holder shall be liable for any disclosure made by such Person that would constitute a breach of this Section 4.2 if such disclosure was made by such Holder; provided, further, that if any Holder or any of its Representatives is required or requested by law, rule, regulation, legal or judicial process (including by oral questions, interrogatories, requests for information, subpoena, civil investigative demand, or similar process) (collectively, “Disclosure Law”) to disclose any such information, such Holder or its Representative shall to the extent permitted by applicable law (1) promptly notify the Company of the existence, terms and circumstances surrounding such requirement or request in order to enable the Company (at the Company’s expense) to seek an appropriate protective order or other remedy or waive compliance, in whole or part, with the non-disclosure terms of this Agreement as to such required disclosure; (2) exercise commercially reasonable efforts to cooperate with the Company to the extent permitted by Disclosure Law with respect to the Company taking legally available steps to resist or narrow such request (including obtaining assurance that confidential treatment will be accorded to such information) (at the Company’s sole expense); and (3) in the absence of a protective order, disclose only such portion of such information which upon the advice of counsel is required by Disclosure Law to be disclosed.

SECTION 4.3          Withholding Taxes.

(a)          Within five (5) Business Days after the Initial Issue Date, each Holder acknowledges and agrees that it is, and it and any permitted transferee shall be, for so long as it is a Holder, a (i) “United States person” as defined in section 7701(a)(30) of the Code or (ii) “foreign government” within the meaning of section 892 of the Code that is eligible and claiming the benefits of the exemption from taxation under section 892 of the Code and, in each case, shall provide a properly completed and executed IRS Form W-9 or appropriate Form W-8 claiming complete exemption from dividend withholding.

(b)          Each applicable Holder shall indemnify the Company for any withholding taxes (and any interest or penalties imposed thereon) imposed on the Company with respect to amounts payable with respect to such Holder’s Preferred Stock. To the extent that any Holder may be required to indemnify the Company hereunder, such Holder and the Company may jointly control the related withholding tax audit or other proceeding and neither Party shall settle such claim without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 4.4          Standstill.

(a)          Each Investor agrees that from the date of this Agreement until [●], 20232 (such period, the “Standstill Period”), without the prior written approval of the Company, such Investor shall not, directly or indirectly, and shall cause its Affiliates not to, directly or indirectly:

(i)          acquire, agree to acquire, propose, or offer to acquire, by purchase or otherwise, more than 4.8% of any class of common stock of the Company without taking into account any:

(A)          Warrant Shares acquired in accordance with the Warrant Agreement;

(B)          Equity Interests issued pursuant to, and in accordance with, the Subscription Agreements; and

(C)          any Equity Interests issued pursuant to, and in accordance with Article I or Article II of this Agreement;

(ii)          make, engage in, or in any way, participate in any “solicitation” of “proxies” (as such terms are used in Regulation 14 of the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Equity Interests of the Company in favor of the election of any person as a director who is not nominated pursuant to the Transaction Documents or by the Board of Directors (or its nominating committee) or in opposition of any individual nominated or designated for appointment or election to the Board of Directors by the Company (including any “withhold,” “vote no” or similar campaign even if conducted as an exempt solicitation);

(iii)          nominate any person as a director who is not nominated pursuant to the Transaction Documents or by the Board of Directors (or its nominating committee), other than by making a non-public proposal or request to the Board of Directors (or its nominating committee) in a manner which would not require the Board of Directors or the Company to make any public disclosure;

(iv)          form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act), or knowingly advise, assist or encourage, or enter into any agreement with, any other Person, in connection with any action prohibited by this Section 4.4(a);

(v)          advise or knowingly assist or knowingly encourage or enter into any discussions, negotiations, agreements, or arrangements with any other Persons in connection with the matters prohibited by this Section 4.4(a)(ii)-(iv);

(vi)          make public disclosure inconsistent with the requirements of this Section 4.4(a), or take any action that would reasonably be expected to require the Company to make any public disclosure with respect to the matters set forth in this Section 4.4(a); or

(vii)          publicly disclose any intention, plan, or proposal with respect to any of the foregoing.

2 NTD: Standstill term to be 12 months from the date of closing.

(b)          Notwithstanding the foregoing provisions of this Section 4.4, the foregoing provisions of Section 4.4(a) (i) shall not, and are not intended to restrict in any manner how any Investor or its Affiliates votes its Equity Interests in the Company or exercises any rights under this Agreement, and (ii) shall not, and are not intended to restrict in any manner any Investor or its Affiliates (A) from purchasing, holding or trading any debt, debt securities or loans of the Company or any of its Affiliates, (B) in their respective capacity as a lender of the Company or any of its Affiliates or the holder of any interests received in exchange for or in respect of indebtedness of the Company or any of its Affiliates (including exercising, protecting, preserving or enforcing any rights, interests or remedies and/or taking any other actions, in each case in such capacity) or in any other capacity other than as a stockholder of the Company, or (C) from making any public announcement or statement (each, a “Response”) in response to any public announcement, proposal, offer or solicitation made by any other Person, provided, that at least two (2) days prior to making any such Response, the Investor shall provide the Company with prior written notice of the Investor’s or its Affiliate’s intention to make the Response and a draft of such Response, and the Company shall have a reasonable opportunity to provide comments to the draft Response, which comments shall be considered by such Investor or its Affiliate (as applicable) in good faith if timely provided.

(c)          Notwithstanding the foregoing provisions of this Section 4.4, the restrictions set forth in this Section 4.4 shall terminate and be of no further force and effect if: (i) the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving more than 50% of any class of the Company’s Equity Interests, or all or substantially all of the Company’s  assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise), (ii) any Person or group publicly announces or commences a tender or exchange offer to acquire more than 50% of any class of the Company's Equity Interests, (iii) a change of a majority of the membership of the Board of Directors (excluding any change approved by a majority of the directors serving on Board of Directors prior to such change), (iv) any action or purported action of the Company or Fortress in violation of its obligations, covenants or agreements contained in Article III, (v) any Fortress Change Event, or (vi) an Event of Noncompliance or a Mandatory Redemption Event occurs.

SECTION 4.5          Registration Rights and Related Matters. If at any time the Investor (when taken together with all other Persons whose holdings of the Company’s common stock are aggregated with the holdings of the Company’s common stock by the Investor for purposes of Rule 144 under the Securities Act) (together, the “Investor Stockholders”) beneficially owns more than 5.0% of the outstanding shares of the Company’s common stock:

(a)          upon the written request of the Investor, the Company shall, within 30 days thereafter, enter into a registration rights agreement with the Investor Stockholders, which shall contain customary terms and provide that:

(i)          the Investor Stockholders shall have customary shelf registration rights and obligations until such time as the Investor Stockholders beneficially own less than 2.0% of the outstanding shares of the Company’s common stock;

(ii)          such shelf registration rights shall include the right to receive customary cooperation from the Company and its directors and officers in connection with any dispositions (which may take the form of block trades, derivative transactions and other lawful means of disposition) pursuant to the shelf registration statement (including entering into customary agreements with underwriters and other counterparties and providing such underwriters and other counterparties with customary indemnities, opinions, certificates and due diligence cooperation);

(b)          until the Investor Stockholders beneficially own less than 2.0% of the outstanding shares of the Company’s common stock, at the written request of any Investor Stockholder, the Company shall provide reasonable and customary cooperation with the counterparty of such Investor Stockholders to any block trade, derivative transaction or other disposition transaction.

SECTION 4.6            Senior Debt Agreement Restriction

The Company shall not issue Additional Notes to a Person (including an issuance from the Company of beneficial interests in a Global Note or otherwise) if (i) at the time of such issuance, any Notes issued under the Senior Debt Agreement are held by a Debt Rightholder Investor and (ii) there exists at the time of such issuance (or as a condition or result of such issuance) a direct or indirect agreement by such Person with the Company or its Subsidiaries, or, to the Company’s knowledge, any of its Affiliates or agents, for such Person to vote the Additional Notes with respect to any consent, amendment or waiver relating to the Senior Debt Agreement or the Notes issued thereunder, the Escrow Agreement, any Equal Priority Intercreditor Agreement, any Junior Priority Intercreditor Agreement or any Security Document. All capitalized terms used in this Section 4.6 but not otherwise defined in this Agreement shall have the meanings set forth in the Senior Debt Agreement as in effect on the date of first issuance of the Notes. For the avoidance of doubt, Section 5.5 shall apply to this Section 4.6.

ARTICLE V
MISCELLANEOUS

SECTION 5.1
Entire Agreement; Parties in Interest. This Agreement (including the annexes and exhibits hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors, Representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except for the provisions of this Section 5.1 of this Agreement, which shall be enforceable by the beneficiaries contemplated thereby.

SECTION 5.2
Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 5.3
Jurisdiction. Except as otherwise expressly provided in this Agreement, each Party, by its execution hereof: (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in the State of Delaware and the Court of Chancery of the State of Delaware located in Wilmington, Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), in any way arising out of or relating to this Agreement, its negotiation or terms, or the Transactions; (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, that the venue is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by the Laws of Delaware, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.6. Notwithstanding the foregoing in this Section 5.3, a Party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

SECTION 5.4
Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, ITS NEGOTIATION OR TERMS, OR THE TRANSACTIONS, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS Section 5.4 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Section 5.4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 5.5
Specific Performance; Remedies. The Parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist, and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any Party hereto (whether at law, in equity, under this Agreement or otherwise), a Party under this Agreement will be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required. Such remedies, and any and all other remedies provided for in this Agreement, will, however, be cumulative in nature and not exclusive and will be in addition to any other remedies whatsoever which any Party may otherwise have. Each of the Parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereto hereby further agrees that in the event of any action by any other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

SECTION 5.6
Notice.

(a)          Any notices or other communications required or permitted hereunder will be deemed to have been properly given and delivered if in writing by such Party or its legal representative and delivered personally or sent by email or nationally recognized overnight courier service guaranteeing overnight delivery, addressed as follows:

If to the Company:

FTAI Infrastructure Inc.
1345 Avenue of the Americas
New York, New York 10105
Attention: Joseph P. Adams, Jr. and Ken Nicholson

Telephone: (212) 515-4644
Email: jadams@fortress.com and knicholson@fortress.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036-6745
Attention: Brittain Rogers
Email: brogers@akingump.com

If to any Investor, to the address set forth below such Investor’s name on the applicable signature page hereto.

(b)          Notice or other communication pursuant to Section 5.6(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any Party may specify a different address, by written notice to the other Parties. The change of address will be effective upon the other Parties’ receipt of the notice of the change of address.

SECTION 5.7          Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Majority Holders, or in the case of a waiver, by the Party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by the Company or any Investor in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

SECTION 5.8
Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy of this Agreement.

SECTION 5.9
Assignment. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective permitted assigns and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties. Any assignment or transfer in violation of this Section 5.9 shall be null and void.  For the avoidance of doubt, the foregoing is without limiting the rights of a Prospective Transferee to join to this Agreement.

SECTION 5.10
Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such illegal, void, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

SECTION 5.11
Termination. This Agreement shall terminate and be of no further force and effect (a) upon redemption of all the Preferred Stock in full in accordance with the Certificate of Designations, as applicable, and (b) prior to such date, with respect to any Investor, upon a Transfer made in accordance with Article I, of all (but not less than all) of the Preferred Stock held by such Investor; provided, in each case, that Section 4.2 and this Article V shall survive such termination.

ARTICLE VI

DEFINITIONS

SECTION 6.1
Certain Definitions.

(a)          Capitalized terms used but not otherwise defined herein have the meanings specified or incorporated by reference in the Certificate of Designations.

(b)          The following words and phrases have the meanings specified in this Section 6.1(b):

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.  Notwithstanding the foregoing, (a) an “Affiliate” of Ares shall be limited to its controlled Affiliates and (b) Fortress and its controlled Affiliates shall be deemed an Affiliate of the Company.

“Ares” means Ares Management LLC and its affiliated or managed funds and their respective Affiliates.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday or Sunday or other day on which the commercial banks in New York City are authorized or required by Law to remain closed.

“Certificate of Designations” means that certain Certificate of Designations of Series A Senior Preferred Stock of the Company, dated as of [●], 2022.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Disqualified Transferee” means any Person on the list of disqualified transferees attached hereto as Schedule A or an Affiliate of such Person.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Event of Noncompliance” shall have the meaning set forth in the Certificate of Designations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fortress” means Fortress Investment Group LLC.

“Fortress Change Event” means the occurrence of any of the following: (a) any (1) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of securities, (2) merger, consolidation or other business combination directly or indirectly involving Fortress, (3) reorganization, equity recapitalization, liquidation or dissolution directly or indirectly and (4) other transactions, in each case for clauses (1) – (4) which results in a Person or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), acquiring, holding or otherwise beneficially owning voting stock representing (A) more than 50% of the direct or indirect total voting power of all of the outstanding voting stock of Fortress, or (B) the power to elect a majority of the governing body of Fortress; or (b) any amendment, modification, repeal, restatement, supplement, termination or waiver, or assignment of, the Management Agreement, the effect of which would alter (x) the scope of services in any material respect, (y) the compensation, fee payment or other economic terms relating to the Management Agreement, or (z) the scope of matters expressly required to be approved (whether pursuant to consent, agreement or otherwise) by the Independent Directors (as such term is defined in the Management Agreement) pursuant to the Management Agreement.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including FINRA and any national or regional stock exchange on which the Company’s common stock is then listed or is proposed to be listed), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holder” means each holder of Preferred Stock of the Company. For the avoidance of doubt, to the extent any Person holds both (i) Preferred Stock and (ii) any other Equity Interests of the Company, such Person shall be deemed to be a Holder with respect to such Person’s Preferred Stock only.

“Debt Rightholder Investors” means any Affiliate of Ares that is party to this Agreement.

“Intermediate Holding Company” shall have the meaning set forth in the Certificate of Designations.

“Key Holder” means any Holder who, together with its Affiliates, hold more than 10% of the Preferred Stock.

“Key Person” means Joseph P. Adams, Ken Nicholson and any Replacement Investment Professional.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any governmental entity.

“Majority Holders” shall have the meaning set forth in the Certificate of Designations.

“Management Agreement” means that certain Management Agreement, dated as of [●], 2022, by and between the Company and FIG LLC, as may be amended, modified or replaced from time to time (without violating the relevant provisions set forth in the Certificate of Designations and this Agreement).

“Mandatory Redemption Event” shall have the meaning set forth in the Certificate of Designations.

“New Securities” means, except as otherwise provided in Section 2.6, (a) any shares of the Company’s preferred stock (including Series A Preferred Stock), as well as rights, options, or warrants to purchase such shares of preferred stock (including Series A Preferred Stock) of the Company, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such shares of preferred stock (including Series A Preferred Stock) of the Company, or that otherwise derive their value from shares of preferred stock (including Series A Preferred Stock but excluding, for the avoidance of doubt, common stock) of the Company and (b) solely with respect to the Debt Rightholder Investors, any indebtedness for borrowed money in respect of which the Company or any Intermediate Holding Company is an obligor, whether as borrower, issuer, a guarantor or otherwise.

“Person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, to the extent issued and outstanding, the Series A Preferred Stock.

“Pro Rata Share” means, as of the applicable date of determination, (i) with respect to New Securities of the type described in clause (a) of such term, the quotient obtained by dividing (A) the number of shares of Preferred Stock then held by an Investor, by (B) the total number of shares of outstanding Preferred Stock held by all Investors party to this Agreement and (ii) with respect to New Securities of the type described in clause (b) of such term, the quotient obtained by dividing (A) the number of shares of Preferred Stock then held by a Debt Rightholder Investor, by (B) the total number of shares of outstanding Preferred Stock held by all Debt Rightholder Investors party to this Agreement.

“Regulatory Approval Condition” means the Investors or any of their Affiliates are required to wait for the expiration of any waiting period under, file any notice, report or other submission with, or obtain any consent, registration, approval, permit or authorization from any Governmental Authority under any applicable Law in connection with such transaction, including under (a) any U.S. or non-U.S. competition, merger control, antitrust or similar law, (b) any law that may be applicable to the direct or indirect ownership of equity in the Company and its subsidiaries or (c) any law related to the foregoing.

“Representatives” means, with respect to any specified Person, such Person’s directors, partners, officers, managers, employees, members, and agents and the attorneys, accountants, experts and advisors of such Person and such Person’s Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Debt Agreement” means the [●], dated as of [●], by and among [●] and [●], as in effect on the date hereof.

“Securities Act” means the Securities Act of 1933, as amended.

 “Stated Value” has the meaning set forth in the Certificate of Designations.

“Subscription Agreements” means, collectively, those certain Subscription Agreements dated June 30, 2022, by and among the Company, Transtar, LLC and each of the subscriber parties thereto.

“Transaction Documents” means, collectively, this Agreement, the Subscription Agreements, the Certificate of Designations and the Warrant Agreement.

“Transfer” means any direct or indirect assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein).

“Transfer Stock” means shares of Preferred Stock owned by a Holder or issued to a Holder after the date hereof (including without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like).

“Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

“Warrants” has the meaning set forth in the Warrant Agreement.

“Warrant Agreement” means that certain Warrant Agreement, dated as of [●], 2022, by and between the Company and [●], as warrant agent.

“Warrant Shares” has the meaning set forth in the Warrant Agreement.

SECTION 6.2          Construction. The Parties intend that each representation, warranty, covenant and agreement contained in this Agreement shall have independent significance. The headings are for convenience only and shall not be given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to by or attached to this Agreement, unless otherwise specified. All references to “$”, currency, monetary values and dollars set forth herein shall mean U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words shall not limit any provisions of this Agreement. References to a Person also include its permitted assigns and successors. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. The Parties acknowledge and agree that (a) each Party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be used to interpret this Agreement and (c) the provisions of this Agreement shall be construed fairly as to all Parties and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such previous drafts of this Agreement or any other Transaction Document or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any other Transaction Document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

FTAI INFRASTRUCTURE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

INVESTOR:

[●]

By:

By:
Name:
Title:

[●]

By:

By:
Name:
Title:

[●]

By:

By:
Name:
Title:

[SIGNATURE PAGE TO INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

SCHEDULE OF INVESTORS

Name

[●]

EXHIBIT B

PREFERRED HOLDER JOINDER

JOINDER TO
INVESTORS’ RIGHTS AGREEMENT

This JOINDER (this “Joinder”) to the Investors’ Rights Agreement, dated as of [●], 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among FTAI Infrastructure Inc., a Delaware corporation, and each of the Parties listed on Exhibit A thereto as an “Investor”, is made as of [•] by [•], a [•] (the “Joining Holder”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.

Pursuant to Section 1.2(a) of the Agreement, the shares of Preferred Stock are transferable to the Joining Holder if, and only if, the Joining Holder executes and delivers this Joinder in accordance with the terms of the Agreement.

The Joining Holder agrees as follows.

1.          The Joining Holder acknowledges that the Joining Holder is acquiring the shares of Preferred Stock subject to the terms and conditions of the Agreement and that all the shares of Preferred Stock acquired by the Joining Holder shall be bound by and subject to the terms of the Agreement.

2.          Upon execution of this Joinder, the Joining Holder will become a Party to the Agreement and will be fully bound by, and subject to, all of the terms and conditions of the Agreement as if the undersigned were an original signatory to the Agreement as a Holder.

3.          This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

4.          Any notice required to be provided by the Agreement shall be given to the Joining Holder at the address listed on the Joining Holders’ signature page hereto.

5.          A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy of this Joinder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Joining Holder has caused this Joinder to be duly executed and delivered as of the date first written above.

[•]

By:
Name:
Title:

Address:

ANNEX I

RESTRICTIVE LEGEND TO THE SERIES A PREFERRED STOCK CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS FTAI INFRASTRUCTURE INC. (THE “COMPANY”) RECEIVES (OR WAIVES THE REQUIREMENT TO RECEIVE) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS OF SERIES A SENIOR PREFERRED STOCK FOR THE COMPANY FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “SERIES A COD”) AND THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF THE COMPANY’S SECURITIES PARTY THERETO (THE “INVESTORS’ RIGHTS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE SERIES A COD AND THE INVESTORS’ RIGHTS AGREEMENT. A COPY OF THE SERIES A COD AND THE INVESTORS’ RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO ANY HOLDER UPON REQUEST.

SCHEDULE A

LIST OF DISQUALIFIED TRANSFEREES

Not applicable.